SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 OR 15(d) of
                     The Securities and Exchange Act of 1934

       Date of Report (Date of earliest event reported):  December 13, 1999

                         CADAPULT GRAPHIC SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)

     DELAWARE                       0-21853                    87-0475073
(State or other jurisdiction      (Commission                (IRS Employer
of incorporation)                 File Number)              Identification No.)

                110 Commerce Drive, Allendale, New Jersey 07401
                    (Address of principal executive offices)

       Registrant's telephone number, including area code: (201) 236-1100

                                Not applicable
         (Former name or former address, if changed since last report.)

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

     On December 20, 1999, Cadapult Graphic Systems, Inc. submitted a Form 8-K describing the acquisition of ultraHue, Inc., a New Mexico corporation. Certain financial statements for the acquired business and pro forma financial information that were not available at the time of the initial filing on Form 8-K are provided in this Form 8-K/A.

(a)  Financial Statements of Businesses Acquired.

          Independent Auditor's Report

          Balance Sheets for the Nine Months Ended September 30, 1999 and the Year Ended December 31, 1998

          Statement of Income and Retained Earnings for the Nine Months Ended September 30, 1999 and the Year Ended December 31, 1998

          Statement of Cash Flows for the Nine Months Ended September 30, 1999 and the Year Ended December 31, 1998

          Notes to Financial Statements


(b)  Pro Forma Financial Information.

          Pro Forma Financial Data

          Pro Forma Consolidated Statement of Operations for the Year Ended June 30, 1999 (Unaudited)

          Notes to Unaudited Pro Forma Statement of Operations

          Pro Forma Consolidated Statement of Operations for the Acquisition for the Six Months Ended December 31, 1999 (Unaudited)

          Notes to Unaudited Pro Forma Statement of Operations for the
          Acquisition

         INDEX TO ULTRAHUE, INC. FINANCIAL REPORT, SEPTEMBER 30, 1999


Independent Auditor's Report                                              F1-2

Balance Sheets for the Nine Months Ended September 30, 1999 and           F1-3
the Year Ended December 31, 1998

Statement of Income and Retained Earnings for the Nine Months             F1-4
Ended September 30, 1999 and the Year Ended December 31, 1998

Statement of Cash Flows for the Nine Months Ended September 30, 1999      F1-5
and the Year Ended December 31, 1998

Notes to Financial Statements                                             F1-6

                                       F1-1

                  INDEPENDENT AUDITORS' REPORT


To the Stockholders of UltraHue, Inc.

We have audited the accompanying balance sheets of UltraHue, Inc. as of September 30, 1999 and December 31, 1998 and the related statements of income and retained earnings and cash flows for the nine months ended September 30, 1999 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of UltraHue, Inc. at September 30, 1999 and December 31, 1998, and the results of its operations and its cash flows for the periods indicated above in conformity with generally accepted accounting principles.


                                                  /s/ Wiss & Company, LLP
                                                  WISS & COMPANY, LLP


Livingston, New Jersey
January 20, 2000

                                       F1-2

                                ULTRAHUE, INC.

                                BALANCE SHEETS

                                                             Nine Months
                                                               Ended           Year Ended
                                                            September 30,      December 31,
      ASSETS                                                    1999               1998
                                                            -------------     -------------
CURRENT ASSETS:
   Cash                                                     $     185,023     $      40,100
   Accounts receivable, net of allowance for
      doubtful accounts of $5,000 in 1999                         397,998           245,607
   Inventories                                                    116,665            14,705
   Advances to officers                                                 -            32,669
   Prepaid rent                                                     6,600                 -
                                                            -------------     -------------
      Total Current Assets                                        706,286           333,081

PROPERTY AND EQUIPMENT, NET                                        29,969             8,777

SECURITY DEPOSIT                                                    1,162                 -
                                                            -------------     -------------
                                                            $     737,417     $     341,858

      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
   Current maturities of capital lease obligation           $       2,214     $           -
   Accounts payable                                                21,701             5,550
   Accrued expenses                                                15,610             1,364
                                                            -------------     -------------
      Total Current Liabilities                                    39,525             6,914
                                                            -------------     -------------

CAPITAL LEASE OBLIGATION, LESS CURRENT MATURITIES                  10,826                 -
                                                            -------------     -------------

COMMITMENTS

STOCKHOLDERS' EQUITY
   Common stock, $1.00 par value 30,000 shares authorized,
      2,000 shares issued and outstanding                           2,000             2,000
   Retained earnings                                              685,066           332,944
                                                            -------------     -------------
      Total Stockholders' Equity                                  687,066           334,944
                                                            -------------     -------------
                                                            $     737,417     $     341,858
                                                            =============     =============

See accompanying notes to financial statements.

                                       F1-3

                                ULTRAHUE, INC.

                  STATEMENTS OF INCOME AND RETAINED EARNINGS


                                                  Nine Months
                                                     Ended           Year Ended
                                                 September 30,      December 31,
                                                      1999              1998
                                                 -------------     -------------
NET SALES                                        $   2,144,283     $   1,093,677

COST OF GOODS SOLD                                     554,369           306,542
                                                 -------------     -------------

GROSS PROFIT                                         1,589,914           787,135

OPERATING EXPENSES                                     464,581           329,836
                                                 -------------     -------------

INCOME FROM OPERATIONS                               1,125,333           457,299

INTEREST EXPENSE                                           542                 -
                                                 -------------     -------------

NET INCOME                                           1,124,791           457,299

RETAINED EARNINGS, BEGINNING OF PERIOD                 332,944             3,645

DISTRIBUTIONS                                         (772,669)         (128,000)
                                                 -------------     -------------

RETAINED EARNINGS, END OF PERIOD                 $     685,066     $     332,944
                                                 =============     =============

See accompanying notes to financial statements.

                                       F1-4

                                ULTRAHUE, INC.

                           STATEMENTS OF CASH FLOWS


                                                            Nine Months
                                                               Ended           Year Ended
                                                           September 30,      December 31,
                                                                1999              1998
                                                           -------------     -------------
CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                              $   1,124,791     $     457,299
   Adjustments to reconcile net income to net cash
      flows from operating activities:
         Depreciation                                              5,559            20,757
         Provision for bad debts                                   5,000                 -
         Changes in operating assets and liabilities:
            Accounts receivable                                 (157,391)         (227,632)
            Inventories                                         (101,960)          (11,316)
            Prepaid rent                                          (6,600)                -
            Security deposits                                     (1,162)                -
            Accrued expenses                                      14,246             1,364
            Accounts payable                                      16,151             5,183
                                                           -------------     -------------
               Net cash flows from operating activities          898,634           245,655
                                                           -------------     -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Purchase of property and equipment                            (13,030)          (28,963)
   Advances to officers                                           32,669           (32,669)
                                                           -------------     -------------
               Net cash flows from investing activities           19,639           (61,632)
                                                           -------------     -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Distributions                                                (772,669)         (128,000)
   Stockholder loans                                                   -           (37,354)
   Capital lease                                                    (681)                -
                                                           -------------     -------------
               Net cash flows from financing activities         (773,350)         (165,354)
                                                           -------------     -------------

NET CHANGE IN CASH                                               144,923            18,669

CASH, BEGINNING OF PERIOD                                         40,100            21,431
                                                           -------------     -------------

CASH, END OF PERIOD                                        $     185,023     $      40,100
                                                           =============     =============

SUPPLEMENTAL CASH FLOW INFORMATION:
   Interest paid                                           $         542     $           -
                                                           =============     =============
   Income taxes paid                                       $           -     $           -
                                                           =============     =============
   Noncash financing and investing activity -
   Equipment addition by capital lease                     $      13,721     $           -
                                                           =============     =============

See accompanying notes to financial statements.

                                       F1-5

                                ULTRAHUE, INC.

                        NOTES TO FINANCIAL STATEMENTS


NOTE 1 - NATURE OF THE BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING
         POLICIES:

      Nature of the Business - UltraHue, Inc. ("UltraHue") is a manufacturer of solid ink and a distributor of transparencies and toner cartridges for Tektronix color printers. It's manufacturing facility is located near Albuquerque, New Mexico and its corporate office is located in Redmond, Washington.

      Estimates and Uncertainties - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results, as determined at a later date, could differ from those estimates.

      Concentration of Credit/Sales Risk - The Company maintains its cash balances in a financial institution which is insured by the Federal Deposit Insurance Corporation up to $100,000. At September 30, 1999, the Company has an uninsured balance, including outstanding checks, totalling approximately $140,000.

      Sales to one customer and two customers comprised approximately 37% in 1999 and 46% in 1998, of the Company's net sales.

      Concentration of credit risk with respect to other trade customers is limited due to the large number of customers.

      The Company periodically reviews its trade receivables and if necessary, establishes an allowance for uncollectible accounts. Management feels the credit risk beyond the established allowance, if any, is limited.

      Inventories - Inventories are stated at the lower of cost (first-in, first-out method) or market.

      Property, Plant and Equipment - Property and equipment are stated at cost. For financial reporting purposes, the Company provides for depreciation generally on an accelerated method by charges to income at rates based upon the estimated recovery periods of 5 to 7 years.

      The Company capitalizes, for financial reporting purposes, leased equipment where the term of the lease results in the transfer to the Company of substantially all of the benefits and risks of ownership.

      Income Taxes - The Company elected under Section 1361 of the Internal Revenue Code and under New Mexico corporate statues to be taxed as an S Corporation. Under these provisions, all earnings and losses of the Company for federal and New Mexico income tax reporting purposes are reported on the income tax returns of the shareholders. Accordingly, no provisions have been made for federal or state income taxes. Washington has no state income taxes.

                                       F1-6

                                ULTRAHUE, INC.

                        NOTES TO FINANCIAL STATEMENTS


Change in Fiscal Year - The Company elected to change from a December 31 to September 30, fiscal year. Therefore, the accompanying financial statements include transitional financial statements for the nine months ended September 30, 1999. Unaudited financial data for the nine months ended September 30, 1998 follow which is the corresponding period of the preceding fiscal year. There were no seasonal factors that affect the comparability of information or trends reflected.

            Net sales                      $579,717
                                           ========
            Gross profit                   $322,159
                                           ========
            Net income                     $126,640
                                           ========

NOTE 2 - INVENTORIES:

      Inventories include the following:

                                            September 30,   December 31,
                                                1999           1998
                                            -------------   ------------
            Raw materials                   $      25,382   $     14,705
            Finished goods                         91,283              -
                                            -------------   ------------
                                            $     116,665   $     14,705

NOTE 3 - PROPERTY AND EQUIPMENT:

      Property and equipment are summarized as follows:

                                            September 30,   December 31,
                                                1999           1998
                                            -------------   ------------
            Computer equipment              $      37,227   $     25,739
            Furniture and fixtures                  5,750          4,208
            Machinery and equipment                16,650          2,929
                                            -------------   ------------
                                                   59,627         32,876
            Less: Accumulated depreciation         29,658         24,099
                                            -------------   ------------
                                            $      29,969   $      8,777
                                            =============   ============
NOTE 4 - LEASES:

      The Company's machinery and equipment under a capital lease, which is included in property and equipment, totalled $13,721 less accumulated depreciation of $2,058.

                                       F1-7

                                ULTRAHUE, INC.

                        NOTES TO FINANCIAL STATEMENTS

      Future minimum rental payments required for the capital lease at September 30, 1999 are as follows:

                  Year Ending September 30,
                  -------------------------
                  2000                                  $    3,669
                  2001                                       3,669
                  2002                                       3,669
                  2003                                       3,669
                  2004                                       2,446
                                                        ----------
            Total future minimum lease payments             17,122
            Less: Amount representing interest               4,082
            Present value of minimum lease payments         13,040
            Less: Current maturities                         2,214
                                                        ----------
            Non-current                                 $   10,826
                                                        ==========

      The Company leases its office facility on a month-to-month basis for $2,200 per month and its New Mexico operating facility under a non-cancellable operating lease which requires monthly payments of $1,350 expiring on June 30, 2000.

      Rent expense for operating leases in 1999 and 1998 was $20,381 and $15,411.

NOTE 5 - SUBSEQUENT EVENT:

      On December 13, 1999, the Company sold substantially all of its assets, subject to its liabilities, for $4,056,473, to Cadapult Graphic Systems, Inc. ("Cadapult") collectible as follows:

            Cash                                        $2,340,000
            Note receivable                              1,160,000
            Due from Cadapult                              556,473
                                                        ==========
                                                        $4,056,473

      The note receivable bears interest at the rate of 7% per annum and is due on December 13, 2000.

      Due from Cadapult is collectible as Cadapult liquidates the receivables and inventories purchased and satisfies the payables assumed.

                                       F1-8

                   INDEX TO PRO FORMA FINANCIAL DATA


Pro Forma Financial Data                                                  F2-2

Pro Forma Consolidated Statement of Operations for the Year Ended         F2-3
June 30, 1999 (Unaudited)

Notes to Unaudited Pro Forma Statement of Operations                      F2-4

Pro Forma Consolidated Statement of Operations for the Acquisition        F2-5
for the Six Months Ended December 31, 1999 (Unaudited)

Notes to Unaudited Pro Forma Statement of Operations for the              F2-6
Acquisition

                                       F2-1

                         PROFORMA FINANCIAL DATA


      Set forth below are two sets of pro forma financial information and related notes. The first set presents pro forma financial information for the acquisitions that Cadapult consummated in fiscal 1999 and the acquisition of certain assets and its assumption of certain liabilities from ultraHue, Inc. on December 13, 1999 (the "Acquisitions"). This set includes an unaudited pro forma consolidated statement of operations of Cadapult for the year ended June 30, 1999 giving effect to the Acquisitions as if they had occurred on July 1, 1998 (see Note 1 of Notes to Unaudited Pro Forma Statement of Operations).


     The second set presents pro forma financial information which reflects the acquisition of certain assets and the assumption of certain liabilities from ultraHue, Inc. This set includes an unaudited pro forma consolidated statement of operations of Cadapult for the six month period ended December 31, 1999, giving effect to the Acquisition of ultraHue that Cadapult consummated on December 13, 1999 as if it had occurred on July 1, 1998.


      This pro forma financial information is based on the estimates and assumptions set forth herein and in the notes thereto and has been prepared utilizing the financial statements and notes thereto appearing elsewhere in this prospectus.

      The following unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of (i) the results of operations of Cadapult that actually would have occurred had the Acquisitions been consummated on the dates indicated or (ii) the results of operations of Cadapult that may occur or be attained in the future. The following information is qualified in its entirety by reference to and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Cadapult's financial statements, including the notes thereto, and the other historical financial information appearing elsewhere herein.

                                      F2-2

                        CADAPULT GRPHIC SYSTEMS, INC.

                       PRO FORMA STATEMENT OF OPERATIONS
                           YEAR ENDED JUNE 30, 1999
                                 (Unaudited)

                               Historical       Tartan          WEB          ultraHue     Adjustments      Pro Forma
                              ------------   ------------   ------------   ------------   ------------   ------------
NET SALES                     $ 10,227,628   $  1,365,939   $  2,656,755   $  1,093,677   $    (51,000)  $ 15,292,999
                              ------------   ------------   ------------   ------------   ------------   ------------

COSTS AND EXPENSES:
   Cost of sales                 7,442,239      1,089,846      2,186,736        306,542        (51,000)    10,974,363
   Selling, general and
      administrative expenses    3,069,682        341,792        461,154        329,836        269,894      4,472,358
                              ------------   ------------   ------------   ------------   ------------   ------------
                                10,511,921      1,431,638      2,647,890        636,378        218,894     15,446,721
                              ------------   ------------   ------------   ------------   ------------   ------------

OPERATING INCOME (LOSS)           (284,293)       (65,699)         8,865        457,299       (269,894)      (153,722)
                              ------------   ------------   ------------   ------------   ------------   ------------

OTHER EXPENSE:
   Interest expense, net           160,081         13,765          6,583              -              -        180,429
   Loss on sale of equipment             -          3,369              -              -              -          3,369
                              ------------   ------------   ------------   ------------   ------------   ------------
                                   160,081         17,134          6,583              -              -        183,798
                              ------------   ------------   ------------   ------------   ------------   ------------

INCOME (LOSS) BEFORE
   INCOME TAXES (CREDITS)         (444,374)       (82,833)         2,282        457,299       (269,894)      (337,520)
                              ------------   ------------   ------------   ------------   ------------   ------------

INCOME TAXES (CREDITS):                  -              -              -              -               -              -
                              ------------   ------------   ------------   ------------   ------------   ------------

NET INCOME (LOSS)             $   (444,374)  $    (82,833)  $      2,282   $   457,299    $  (269,894)   $  (337,520)
                              ============   ============   ============   ============   ============   ============

WEIGHTED AVERAGE NUMBER
OF SHARES OUTSTANDING            2,844,819              -              -              -        131,843      2,976,662
                              ============   ============   ============   ============   ============   ============

NET LOSS PER SHARE OF
   COMMON STOCK               $       (.16)                                                              $       (.11)
                              ============                                                               ============

See the accompanying notes to pro forma financial statements.

                                      F2-3

                        CADAPULT GRAPHIC SYSTEMS, INC.

             NOTES TO UNAUDITED PRO FORMA STATEMENT OF OPERATIONS


NOTE 1  -  ACQUISITIONS:

      On January 7, 1999, Cadapult acquired certain assets and assumed certain liabilities of Tartan Technical, Inc. ("Tartan"), a Massachusetts corporation for 185,700 shares of the registrant's common stock. Currently, 92,850 of these shares are held in escrow pursuant to the resolution of a contingency based on Tartan achieving certain gross profit levels over the next two years. On June 18, 1999, Cadapult acquired certain assets and assumed certain liabilities of WEB Associates, Inc. ("WEB") a Pennsylvania Corporation for $242,200 in cash and 172,380 shares of the registrant's common stock. Currently 86,190 of theses shares are held in escrow pursuant to the resolution of a contingency based on WEB achieving certain gross profit levels over the next two years. On December 13, 1999, Media Sciences, Inc. ("Media Sciences"), a wholly-owned subsidiary of Cadapult, completed the acquisition of certain assets and the assumption of certain liabilities of ultraHue, Inc. for $2,340,000 in cash, a note payable for $1,160,000 bearing interest at 7% per annum due on the first anniversary of the closing and $556,473 due to ultraHue as Cadapult liquidates receivables and inventory purchased and satisfies the payables assumed. Each acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of an acquired entity are included in Cadapult's historical financial statements from its acquisition date. Acquired assets and assumed liabilities have been recorded based on their fair market value as of the date of acquisition with the excess of the purchase price over the fair value of the net assets acquired allocated to goodwill. The financial information of Tartan and WEB reflect the results of operations of each entity for the interim period from July 1, 1998 to the date of acquisition. The financial information of ultraHue reflects the results of operations for the year ended December 31, 1998.

NOTE 2  -  PRESENTATION AND PRO FORMA ADJUSTMENTS:

      The unaudited pro forma condensed statements of operations for the year ended June 30, 1999 presented above have been prepared as if the Acquisitions had been consummated as of July 1, 1998.

      Pro forma adjustments have been made for the following:

            a) Amortization expense adjustments to reflect amortization of goodwill over a 15-year period at $27,512 per year for Tartan and WEB and $234,000 for ultraHue.

            b) Depreciation expense adjustments to reflect increased depreciation over a three year period for the fair value of fixed assets acquired over book value at $26,648 per year for Tartan and WEB and $4,000 per year for ultraHue.

            c)    To eliminate intercompany sales.

NOTE 3  -  NET LOSS PER SHARE:

      Pro forma net loss per share is calculated by treating all shares of Common Stock issued to Tartan and WEB as outstanding for the entire year.
The 179,040 shares in escrow will not be included in basic loss per share until the contingency is resolved. The contingent shares are not required to be included in the calculation of diluted loss per share until the contingency is resolved.

                                      F2-4

                        CADAPULT GRAPHIC SYSTEMS, INC.

                      PRO FORMA STATEMENT OF OPERATIONS
                              FOR THE ACQUISITION
                      SIX MONTHS ENDED DECEMBER 31, 1999
                                 (Unaudited)


                                          Historical      ultraHue    Adjustments    Pro Forma
                                          -----------   -----------   -----------   -----------
NET SALES                                 $ 6,110,569   $ 1,403,555   $  (141,000)h $ 7,373,124
                                          -----------   -----------   -----------   -----------

COSTS AND EXPENSES:
   Cost of sales                            4,307,054       350,621      (141,000)h   4,516,675
   Selling, general and administrative      1,910,236       486,294       108,000     2,504,530
                                          -----------   -----------   -----------   -----------
                                            6,217,290       836,915       (33,000)    7,021,205
                                          -----------   -----------   -----------   -----------

OPERATING INCOME (LOSS)                      (106,721)      566,640      (108,000)      351,919
                                          -----------   -----------   -----------   -----------

OTHER EXPENSE (INCOME):
   Interest expense, net                      118,481             -        29,000 g     147,481
   Other income                                     -             -             -             -
                                          -----------   -----------   -----------   -----------
                                              118,481             -        29,000       147,481
                                          -----------   -----------   -----------   -----------

INCOME (LOSS) BEFORE INCOME
   TAXES (CREDITS)                           (225,202)      566,640      (137,000)      204,438

INCOME TAXES (CREDITS)                       (307,000)            -       172,000 e    (135,000)
                                          -----------   -----------   -----------   -----------

NET INCOME (LOSS)                         $    81,798   $   566,640   $  (309,000)  $   339,438
                                          ===========   ===========   ===========   ===========

PREFERRED STOCK DIVIDENDS                 $    20,112   $         -   $   221,388   $   241,500
                                          ===========   ===========   ===========   ===========

INCOME (LOSS) APPLICABLE TO
   COMMON SHAREHOLDERS                    $    61,686   $   566,640   $  (530,388)  $    97,938
                                          ===========   ===========   ===========   ===========

WEIGHTED AVERAGE NUMBER OF
   SHARES OUTSTANDING:
      Basic                                 3,166,114                                 3,166,114
                                          ===========                               ===========
      Diluted                               3,278,655                                 3,278,655
                                          ===========                               ===========

NET INCOME PER SHARE
OF COMMON STOCK:
      Basic                               $       .02                               $       .03
                                          ===========                               ===========
      Diluted                             $       .02                               $       .03
                                          ===========                               ===========

See the accompanying notes to pro forma financial statements.

                                      F2-5

                        CADAPULT GRAPHIC SYSTEMS, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                          REFLECTING THE ACQUISITION


NOTE A - On December 13, 1999, Media Science, Inc. ("Media Sciences"), a wholly-owned subsidiary of Cadapult, completed the acquisition of certain assets and the assumption of certain liabilities of ultraHue, Inc. for $2,340,000 in cash and a note payable for $1,160,000 bearing interest at 7% per annum due on the first anniversary of the closing.

NOTE B - The acquisition was accounted for under the purchase method of accounting. Under the purchase method of accounting, the results of operations of an acquired entity are included in Cadapult's historical consolidated financial statements from its acquisition date. Under that method of accounting, the acquired assets are included based on an allocation of their aggregate purchase price as of their date of acquisition.

The unaudited pro forma statement of operations for the six month period ended December 31, 1999 has been prepared as if the Acquisition had been consummated as of July 1, 1998.

Cadapult acquired the operations and equipment of ultraHue. Cash of the acquired business will remain the property of the seller. Accounts receivable, inventory and accounts payable will be liquidated by Cadapult and paid to the Seller. The net equity of ultraHue has been eliminated in combination.

NOTE C - The purchase price of the Acquisition was $3,500,000, plus estimated costs of acquisition of approximately $60,000. An estimated allocation of the purchase price is as follows:

                  Equipment      $   50,000
                  Goodwill        3,510,000
                                 ----------
                                 $3,560,000
                                 ----------

Goodwill will be amortized over 15 years at a rate of $234,000 per year.

NOTE D - Cadapult financed the Acquisition through the use of proceeds from a private placement of its preferred stock ("the Offering"). The Offering is on a "best efforts" basis with $5,500,000 the maximum amount. For purposes of this pro forma financial information, the actual gross proceeds from the Offering that has thus far been raised is $4,200,000, based on the sale of 420,000 Units at $10.00 per Unit. Expenses of the Offering are estimated to be $630,000. The estimated net proceeds to Cadapult of $3,570,000 was and will be used to acquire ultraHue ($2,400,000), finance the No-cap Color Program ($1,000,000) and to reduce note payable to bank ($170,000).

NOTE E - Income taxes (credits) is a result of the elimination of a valuation allowance of $307,000 offset by a required tax provision of $172,000.

                                      F2-6

                        CADAPULT GRAPHIC SYSTEMS, INC.

               NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS
                          REFLECTING THE ACQUISITION


NOTE F - Basic earnings (loss) per common share was calculated by dividing net income (loss) applicable to common shareholders by the weighted average number of common shares outstanding during the period. Diluted earnings per share was calculated by dividing net income by the sum of the weighted average number of common shares outstanding plus all additional common shares that would have been outstanding if potentially dilutive securities or common stock equivalents had been issued. For purposes of diluting earnings per share, conversion of the Series A Preferred Stock is not assumed as the effect is anti-dilutive. The dilutive effect of outstanding stock options and warrants issued by Cadapult is reflected by application of the treasury stock method.

NOTE G - Pro forma interest expense is increased by $37,000 to account for 7% annual interest on the ultraHue note. Interest expense has also been reduced by $8,000 for the payoff of $170,000 on the note payable to bank from the net proceeds of the Offering.

NOTE H - The pro forma statement of operations has been adjusted to eliminate intercompany sales totalling $141,000 for the period from July 1, 1999 to December 13, 1999.

                                      F2-7

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          CADAPULT GRAPHIC SYSTEMS, INC.

Date:  February 9, 2000                   By:  /s/ Michael W. Levin
                                             ---------------------------
                                             Michael W. Levin, President


Date:  February 9, 2000                   By:  /s/ Frances Blanco
                                             ---------------------------
                                             Frances Blanco, Secretary